Exhibit 3.2

AMENDED REGULATIONS

OF

WORTHINGTON STEEL, INC.

i

ii

AMENDED REGULATIONS

OF

WORTHINGTON STEEL, INC.

ARTICLE ONE

MEETINGS OF SHAREHOLDERS

Section 1.01. Annual Meetings. The annual meeting of the shareholders for the election of directors, for the consideration of reports to be laid before such meeting and for the transaction of such other business as may properly come before such meeting, shall be held on such date, at such time and at such place, if any, as may be fixed from time to time by the directors. The directors may postpone, reschedule or cancel any previously scheduled annual meeting of the shareholders.

Section 1.02. Special Meetings. A special meeting of the shareholders may be called only by the chairman of the board, the chief executive officer, the president, or, in case of the president’s absence, death or disability, the vice president authorized to exercise the authority of the president; the secretary; a majority of the directors by action at a meeting of the board of directors, or all directors acting without a meeting; or the holders of at least fifty percent (50%) of all shares outstanding and entitled to vote thereat.

Section 1.03. Place of Meetings. Meetings of shareholders shall be held at such place, if any, as the person or persons calling the meetings shall decide, unless the board of directors decides that a meeting shall be held at some other place or in some other manner and causes the notice thereof to so state.

Section 1.04. Notice of Meetings.

(A) Written notice stating the time, place, if any, and purposes of a meeting of the shareholders, and the means, if any, by which shareholders can be present and vote at the meeting through the use of communications equipment shall be given either by personal delivery or by mail, overnight delivery service, or any other means of communication authorized by the shareholder to whom the notice is given, not less than seven nor more than sixty days before the date of the meeting, (1) to each shareholder of record entitled to vote at the meeting, (2) by or at the direction of the chief executive officer, the president or the secretary. If mailed or sent by overnight delivery service, such notice shall be addressed to the shareholder at the shareholder’s address as it appears on the records of the Corporation. If sent by another means of communication authorized by the shareholder, the notice shall be sent to the address furnished by the shareholder for those transmissions. Notice of adjournment of a meeting need not be given if the time and place, if any, to which it is adjourned and the means, if any, by which shareholders can be present and vote at the adjourned meeting through the use of communications equipment are fixed and announced at such meeting. In the event of a transfer of shares after the record date for determining the shareholders who are entitled to receive notice of a meeting of shareholders, it shall not be necessary to give notice to the transferee. Nothing herein contained shall prevent the setting of a record date in the manner provided by law, the Amended Articles of Incorporation of the Corporation (as may be further amended and/or restated, the “Articles”) or these Regulations of the Corporation (as may be further amended and/or restated, the “Regulations”) for the determination of shareholders who are entitled to receive notice of or to vote at any meeting of shareholders or for any purpose required or permitted by law.

(B) Following receipt by the president or the secretary of a request in writing, specifying the purpose or purposes for which the persons properly making such request have called a meeting of the shareholders, delivered either in person or by registered mail to such officer by any persons entitled to call a meeting of shareholders, such officer shall cause to be given to the shareholders entitled thereto notice of a meeting to be held on a date not less than seven nor more than sixty days after the receipt of such request, as such officer may fix. If such notice is not given within fifteen days after the receipt of such request by the president or the secretary, then, and only then, the persons properly calling the meeting may fix the time of meeting and give notice thereof in accordance with the provisions of the Regulations.

(C) Any authorization by a shareholder to send notices given pursuant to this Article by any means other than in person or by mail or overnight delivery service is revocable by written notice to the Corporation either by personal delivery or by mail, overnight delivery service, or any other means of communication authorized by the Corporation. If sent by another means of communication authorized by the Corporation, the notice shall be sent to the address furnished by the Corporation for those transmissions. Any authorization by a shareholder to send notices given pursuant to this Article by any means other than in person or by mail or overnight delivery service will be deemed to have been revoked by the shareholder if (1) the Corporation has attempted to make delivery of two consecutive notices in accordance with that authorization, and (2) the president, the secretary or the other person responsible for giving of notice has received notice that, or otherwise believes that, delivery has not occurred. However, an inadvertent failure to treat the inability to deliver notice as a revocation will not invalidate any meeting of shareholders or other action.

Section 1.05. Waiver of Notice. Notice of the time, place, if any, and purpose or purposes of any meeting of shareholders may be waived in writing, either before or after the holding of such meeting, by any shareholder, which writing shall be filed with or entered upon the records of such meeting. The attendance of any shareholder, in person, by proxy or by the use of communications equipment, at any such meeting without protesting, prior to or at the commencement of the meeting, the lack of proper notice shall be deemed to be a waiver by such shareholder of notice of such meeting.

Section 1.06. Quorum. A meeting of the shareholders duly called shall not be organized for the transaction of business unless a quorum is present. Except as otherwise expressly provided by law, the Articles or the Regulations, (A) at any meeting called by the board of directors, the presence in person, by proxy or by the use of communications equipment of holders of record of voting shares entitling them to exercise at least one-third of the voting power of the Corporation shall constitute a quorum for such meeting and (B) at any meeting called other than by the board of directors, the presence in person, by proxy or by the use of communications equipment of holders of record of voting shares of the Corporation entitling them to exercise at least a majority of the voting power of the Corporation shall constitute a quorum for such meeting. The shareholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, or the chairman of the board, the chief executive officer, the president, or the officer of the Corporation acting as chairman of the meeting, may adjourn such meeting from time to time to such time (not more than 30 days after the previously adjourned meeting) and place as they (or he or she) may determine, without notice other than by announcement at the meeting of the time and place of the adjourned meeting, and if a quorum is present at such adjourned meeting, any business may be transacted as if the meeting had been held as originally called.

Section 1.07. Votes Required. At all elections of directors, the candidates receiving the greatest number of votes shall be elected. Except as otherwise required by law, the rules of any securities exchange on which the shares of the Corporation are listed, the Articles or the Regulations, any other matter submitted to the shareholders for their vote shall be decided by the vote of the holders of a majority of the votes entitled to be cast by the holders of all then outstanding voting shares, present in person, by proxy or by the use of communications equipment, and entitled to vote with respect to such matter provided a quorum is present. Abstentions will not be counted in determining the outcome of any matter submitted to the shareholders for which a plurality voting standard applies, including the election of directors pursuant to a plurality voting standard. For any matter submitted to the shareholders to be decided by the vote of the holders of a majority of the votes entitled to be cast (or for which any voting standard other than a plurality voting standard applies), abstentions will be counted in determining the required vote and will have the effect of a vote against such matter. Except as otherwise required by law, the rules of any securities exchange on which the shares of the Corporation are listed, the Articles or the Regulations, any broker non-votes will not be counted in determining the election of directors or with respect to the required vote on any other matter submitted to the shareholders and will not affect the outcome of the vote on any such election or the outcome of any such other matter.

Section 1.08. Notice of Business to be Brought Before a Meeting.

(A)

(i) At any meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting (1) by or at the direction of the board of directors or (2) by any shareholder of the Corporation present in person who is a shareholder of record at the time of giving of the notice provided for in this Subsection 1.08(A), who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Subsection 1.08(A). For purposes of this Subsection 1.08(A), “present in person” shall mean that the shareholder proposing that the business be brought before the meeting of shareholders, or a qualified representative of such proposing shareholder, appear at such meeting. A “qualified representative” of such proposing shareholder shall be a duly authorized officer, manager or partner of such shareholder or any other person authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting of shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of shareholders.

(ii) For business to be properly brought before a shareholder meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation by no earlier than 120 days and not less than 90 days prior to the first anniversary of the date of the prior year’s annual meeting of shareholders; provided, however, that if (i) the annual meeting of shareholders is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the prior year’s annual meeting of shareholders or (ii) no annual meeting of shareholders was held during the prior year, to be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation by (a) no earlier than 120 days prior to such annual meeting of shareholders and (b) no later than the later of 90 days prior to such annual meeting of shareholders and 10 days after the day on which public disclosure of the date of such annual meeting of shareholders was first made by the Corporation. To be timely, a shareholder’s notice for a special meeting of shareholders must be delivered to or mailed and received at the principal executive offices of the Corporation by no earlier than 120 days prior to and not less than the later of 90 days prior to such special meeting of shareholders and 10 days after the day on which public disclosure of the date of such special meeting of shareholders was first made by the Corporation. In no event shall any adjournment or postponement of an annual or special meeting or the announcement thereof commence a new time period for the giving of timely notice as described above.

(iii) A shareholder’s notice to the secretary shall set forth (1) as to each matter the shareholder proposes to bring before the meeting (A) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Regulations, the language of the proposed amendment), (C) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Proposing Persons (as defined below) or (y) between or among any Proposing Person and any other record or beneficial holder(s) or persons(s) who have a right to acquire beneficial ownership at any time in the future of the shares of any class or series of the Corporation (including their names) in connection with the proposal of such business by such shareholder, and (D) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Securities Exchange Act of 1934 (as may be amended and including any successor rule or regulation, the “Exchange Act”); provided, however, that the disclosures required by this clause (A)(iii)(1) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the shareholder directed to prepare and submit the notice required by the Regulations on behalf of a beneficial owner; and (2) as to each Proposing Person, (a) the name and address, as they appear on the Corporation’s books, of such Proposing Person, (b) the class and number of shares of the Corporation which are, directly or indirectly, owned of record or beneficially owned by such Proposing Person, (c) the date or dates such shares were acquired, (d) the investment intent of such acquisition, (e) any pledge by such Proposing Person with respect to any of such shares (the disclosures to be made pursuant to the foregoing clauses (2)(a) through (2)(e) are referred to as “Shareholder Information”), (f) the material terms and conditions of any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) or a “put equivalent position” (as such term is defined in Rule 16a-1(h) under the Exchange Act) or other derivative or synthetic arrangement in respect of any class or series of shares of the Corporation (“Synthetic Equity Position”) that is, directly or indirectly, held or maintained by, held for the benefit of, or involving such Proposing Person, including, without limitation, (i) any option, warrant, convertible security, stock appreciation right, future or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, (ii) any derivative or synthetic arrangement having the characteristics of a long position or a short position in any class or series of shares of the Corporation, including, without limitation, a stock loan transaction, a stock borrow transaction, or a share repurchase transaction or (iii) any contract, derivative, swap or other transaction or series of transactions designed to (x) produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Corporation, (y) mitigate any loss relating to, reduce the economic risk (of ownership or otherwise) of, or manage the risk of share price decrease in, any class or series of shares of the Corporation, or (z) increase or decrease the voting power in respect of any class or series of shares of the Corporation of such Proposing Person, including, without limitation, due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the Corporation, through the delivery of cash or other property, or otherwise, and without regard to whether the holder thereof may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the price or value of any class or series of shares of the Corporation; provided that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that any Proposing Person satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a Proposing Person that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be required to disclose any Synthetic Equity Position that is, directly or indirectly, held or maintained by, held for the benefit of, or involving such Proposing Person as a hedge with respect to a bona fide derivatives trade or position of such Proposing Person arising in the ordinary course of such Proposing Person’s business as a derivatives dealer, (g) any rights to dividends on the shares of any class or series of shares of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, (h) any material pending or threatened legal proceeding in which such Proposing Person is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation, (i) any other material relationship between such Proposing Person, on the one hand, and the Corporation or any affiliate of the Corporation, on the other hand, (j) any direct or indirect material interest in any material contract or agreement of such Proposing Person with the Corporation or any affiliate of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (k) any proportionate interest in shares of the Corporation or a Synthetic Equity Position held, directly or indirectly, by a general or limited partnership, limited liability company or similar entity in which any such Proposing Person (1) is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership or (2) is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of such limited liability company or similar entity, (l) a representation that such Proposing Person intends or is part of a group which intends to deliver a proxy statement or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or otherwise solicit proxies from shareholders in support of such proposal and (m) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (2)(f) through (2)(m) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the shareholder directed to prepare and submit the notice required by the Regulations on behalf of a beneficial owner. For purposes of this Subsection 1.08(A), the term “Proposing Person” shall mean (i) the shareholder providing the notice of business proposed to be brought before a meeting of the shareholders, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before such meeting is made, and (iii) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such shareholder in such solicitation.

(iv) The board of directors (or a committee thereof) may request that any Proposing Person furnish such additional information as may be reasonably required by the board of directors (or a committee thereof). Such Proposing Person shall provide such additional information within 10 days after it has been requested by the board of directors (or a committee thereof). A Proposing Person shall update and supplement the Proposing Person’s notice to the Corporation of the Proposing Person’s intent to propose business at a meeting of the shareholders, if necessary, so that the information provided or required to be provided in such notice pursuant to this Subsection 1.08(A) shall be true and correct as of the record date for shareholders entitled to vote at the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than 5 business days after the record date for shareholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than 8 business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of the Regulations shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a shareholder, extend any applicable deadlines hereunder or enable or be deemed to permit a shareholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding matters, business or resolutions proposed to be brought before a meeting of the shareholders.

(v) Notwithstanding anything in the Regulations to the contrary, no business shall be conducted at a shareholder meeting except in accordance with the procedures set forth in this Subsection 1.08(A). The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of the regulations, and if the chairman shall so determine, the chairman shall so declare to the meeting and any business not properly brought before the meeting shall not be transacted.

(vi) This Subsection 1.08(A) is expressly intended to apply to any business proposed to be brought before a meeting of the shareholders other than any proposal made in accordance with Rule 14a-8 under the Exchange Act and included in the Corporation’s proxy statement. Notwithstanding the foregoing provisions of this Subsection 1.08(A), a shareholder shall also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder, with respect to the matters set forth in this Subsection 1.08(A). Nothing in this Subsection 1.08(A) shall be deemed to affect the rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or to affect the rights of the Corporation to exclude proposals from the Corporation’s proxy statement pursuant to the Exchange Act or the rules adopted thereunder. Notwithstanding anything to the contrary, Section 1.09 of the Regulations, and not this Section 1.08, shall apply to the nomination of persons for election to the board of directors of the Corporation.

(vii) For purposes of the Regulations, “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

(B) The order of business at any meeting of shareholders and all matters relating to the manner of conducting the meeting shall be determined by the officer of the Corporation acting as chairman of such meeting unless otherwise determined by a vote of the holders of a majority of the voting shares of the Corporation then outstanding, present in person, by proxy or by the use of communications equipment, and entitled to vote at such meeting. Meetings shall be conducted in a manner designed to accomplish the business of the meeting in a prompt and orderly fashion and to be fair and equitable to all shareholders, but it shall not be necessary to follow any manual of parliamentary procedure.

Section 1.09. Notice of Nominations for Election to the Board of Directors.

(A)

(i) Only persons who are nominated in accordance with the procedures set forth in the Regulations, the Articles and all applicable laws and regulations (including the Exchange Act) shall be eligible to serve as directors of the Corporation. Nominations of persons for election to the board of directors of the Corporation may be made at a meeting of shareholders (1) by or at the direction of the board of directors (or a committee thereof) or (2) by any shareholder of the Corporation present in person who is a shareholder of record at the time of giving of notice provided for in this Subsection 1.09(A), who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Subsection 1.09(A). For purposes of this Subsection 1.09(A), “present in person” shall mean that the shareholder nominating any person for election to the board of directors at the meeting of the shareholders, or a qualified representative of such shareholder, appear at such meeting. A “qualified representative” of such proposing shareholder shall be a duly authorized officer, manager or partner of such shareholder or any other person authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting of shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of shareholders.

(ii) Such nominations, other than those made by or at the direction of the board of directors (or a committee thereof), shall be made pursuant to timely notice in writing to the secretary of the Corporation. To be timely, a shareholder’s notice for an annual meeting of shareholders shall be delivered to or mailed and received at the principal executive offices of the Corporation, no earlier than 120 days prior to and not less than 90 days prior to the first anniversary of the date of the prior year’s annual meeting of shareholders; provided, however, that if (i) the annual meeting of shareholders is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the prior year’s annual meeting of shareholders or (ii) no annual meeting of shareholders was held during the prior year, to be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation by (a) no earlier than 120 days prior to such annual meeting of shareholders and (b) no later than the later of 90 days prior to such annual meeting of shareholders and 10 days after the day on which public disclosure (as defined in Subsection 1.08(A)(vii)) of the date of such annual meeting was first made. To be timely, a shareholder’s notice for a special meeting of shareholders shall be delivered to or mailed and received at the principal executive offices of the Corporation, no earlier than 120 days prior to and not less than the later of 90 days prior to such special meeting of shareholders and 10 days after the day on which public disclosure (as defined in Subsection 1.08(A)(vii)) of the date of such special meeting was first made. In no event shall any adjournment or postponement of an annual meeting or special meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described above.

(iii) In no event may a Nominating Person (as defined below) provide timely notice with respect to a greater number of director candidates than are subject to election by shareholders at the applicable meeting. If the Corporation shall, subsequent to such notice, increase the number of directors subject to election at the meeting, such notice as to any additional nominees shall be due on the later of (1) the conclusion of the applicable time period for timely notice as set forth in Subsection 1.09(A)(ii) or (2) the tenth day following the date of public disclosure (as defined in Subsection 1.08(A)(vii)).

(iv) Such shareholder’s nomination shall set forth (1) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (A) the name, age, business address and, if known, residence address of the proposed nominee; (B) the principal occupation or employment of the proposed nominee; (C) the number of shares of the Corporation which are, directly or indirectly, owned of record or beneficially owned by the proposed nominee; (D) a description of any direct or indirect material interest in any material contract or agreement between or among any Nominating Person, on the one hand, and each candidate for nomination or his or her respective associates or any other participants in such solicitation, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the candidate for nomination were a director or executive officer of such registrant; (E) any other information relating to the proposed nominee that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act of 1934 (“Regulation 14A”) (including such person’s written consent to be named in the proxy statement and accompanying proxy card as a nominee and to serving as a director for a full term if elected); and (F) a completed and signed questionnaire, representation and agreement as provided for in Subsection 1.09(A)(viii); and (2) as to each Nominating Person (a) the Shareholder Information (as defined in Subsection 1.08(A)(iii), except that for purposes of this Subsection 1.09(A) the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Subsection 1.08(A)(iii)); and (b) any Disclosable Interests (as defined in Subsection 1.08(a)(iii), except that for purposes of this Subsection 1.09(A) the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Subsection 1.08(A)(iii) and the disclosure with respect to the business to be brought before the meeting in Subsection 1.08(A)(iii) shall be made with respect to the election of directors at the meeting); and provided that, in lieu of including the information set forth in Subsection 1.08(A)(iii)(l), the Nominating Person’s notice for purposes of this Subsection 1.09(A) shall include a representation as to whether the Nominating Person intends or is part of a group which intends to deliver a proxy statement and solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees other than the Corporation’s nominees in accordance with Rule 14a-19 promulgated under the Exchange Act. For purposes of this Subsection 1.09(A), the term “Nominating Person” shall mean (i) the shareholder providing the notice of the nomination proposed to be made at the meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, and (iii) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such shareholder in such solicitation. At the request of the board of directors, any person nominated by the board of directors for election as a director shall furnish to the secretary of the Corporation that information required to be set forth in a shareholder’s notice of nomination which pertains to the nominee.

(v) The board of directors (or a committee thereof) may request that any Nominating Person furnish such additional information (including, with respect to the proposed candidate for nomination as a director, to determine the eligibility of such candidate for nomination to be an independent director of the Corporation or to comply with the director qualification standards and additional selection criteria) as may be reasonably required by the board of directors (or a committee thereof). Such Nominating Person shall provide such additional information within 10 days after it has been requested by the board of directors (or a committee thereof). A shareholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice (including the information, agreements and questionnaires with respect to its candidate for nomination as required to be set forth in such notice by Subsection 1.09(A)(iv)(F), if necessary, so that the information provided or required to be provided in such notice pursuant to this Subsection 1.09(A) shall be true and correct as of the record date for shareholders entitled to vote at the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the secretary at the principal executive offices of the Corporation not later than 5 business days after the record date for shareholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than 8 business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of the Regulations shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a shareholder, extend any applicable deadlines hereunder or enable or be deemed to permit a shareholder who has previously submitted notice hereunder to amend or update any nomination or to submit any new nomination.

(vi) The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Regulations, the Articles, the Exchange Act and/or the rules or regulations thereunder, and if the chairman shall so determine, the chairman shall so declare to the meeting that the Corporation shall disregard any ballots cast for such nominees (but in the case of any form of ballot listing other qualified nominees, only the ballots cast for the nominee in question) and such defective nomination shall be disregarded.

(vii) Notwithstanding the foregoing provisions of this Subsection 1.09(A), (i) a shareholder shall also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Rule 14a-19 promulgated under the Exchange Act, with respect to the matters set forth in this Subsection 1.09(A), (ii) no shareholder shall solicit proxies in support of director nominees other than the Corporation’s nominees unless such shareholder has complied with Rule 14a-19 promulgated under the Exchange Act in connection with the solicitation of such proxies, including the provision to the Corporation of notices required thereunder in a timely manner and (iii) if any shareholder (1) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act and (2) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) promulgated under the Exchange Act, including the provision to the Corporation of notices required thereunder in a timely manner, or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such shareholder has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence, then the nomination of each such proposed nominee shall be disregarded, notwithstanding that the nominee is included as a nominee in the Corporation’s proxy statement, notice of meeting or other proxy materials for any annual meeting (or any supplement thereto) and notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the Corporation (which proxies and votes shall be disregarded). If any shareholder provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such shareholder shall deliver to the Corporation, no later than 7 business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.

(viii) To be eligible to be a candidate for election as a director of the Corporation at an annual or special meeting, a candidate must be nominated in the manner prescribed in this Subsection 1.09(A) and the candidate for nomination, whether nominated by the board of directors or by a shareholder of record, must have previously delivered (in accordance with the time period prescribed for delivery in a notice to such candidate given by or on behalf of the board of directors), to the secretary at the principal executive offices of the Corporation, (x) a completed written questionnaire (in the form provided by the Corporation upon written request of any shareholder of record therefor) with respect to the background, qualifications, stock ownership and independence of such proposed nominee and (y) a written representation and agreement (in the form provided by the Corporation upon written request of any shareholder of record therefor) that such candidate for nomination (A) is not and, if elected as a director during his or her term of office, will not become a party to (1) any agreement, arrangement or understanding with, and has not given and will not give any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) or (2) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law, (B) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation or reimbursement for service as a director that has not been disclosed to the Corporation, (C) if elected as a director of the Corporation, will comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the Corporation applicable to directors and in effect during such person’s term in office as a director (and, if requested by any candidate for nomination, the secretary of the Corporation shall provide to such candidate for nomination all such policies and guidelines then in effect), and (D) if elected as director of the Corporation, intends to serve the entire term until the next meeting at which such candidate would face re-election.

(B) The election of directors shall be by ballot whenever requested by the presiding officer of the meeting or by the holders of a majority of the voting shares outstanding, entitled to vote at such meeting and present in person, by proxy or by the use of communications equipment, but unless such request is made, the election shall be viva voce.

Section 1.10. Shareholders Entitled to Vote; Record Date. Each shareholder of record on the books of the Corporation on the record date for determining the shareholders who are entitled to vote at a meeting of shareholders shall be entitled at such meeting to vote each share of the Corporation standing in the shareholder’s name on the books of the Corporation on such record date. The directors may fix a record date for the determination of the shareholders who are entitled to receive notice of and to vote at a meeting of shareholders, which record date shall not be a date earlier than the date on which the record date is fixed and which record date may be a maximum of 60 days preceding the date of the meeting of shareholders. The record date for the purpose of determining the shareholders who are entitled to receive notice of and vote at a meeting of the shareholders shall continue to be the record date for all adjournments of such meeting, unless the directors or the persons who fixed the original record date fix another date. Anything contained in the Regulations or elsewhere to the contrary, unless otherwise authorized by law, the Corporation may not directly or indirectly vote any shares issued by it and such shares shall not be considered as outstanding for the purpose of computing the voting power of the Corporation or of shares of any class.

Section 1.11. Proxies. At meetings of the shareholders, any shareholder of record entitled to vote thereat may be represented and may vote by proxy or proxies appointed by an instrument in writing signed by such shareholder or appointed in any other manner permitted by Ohio law. Any such instrument in writing or record of any such appointment shall be filed with or received by the secretary of the meeting before the person holding such proxy shall be allowed to vote thereunder. No appointment of a proxy is valid after the expiration of eleven months after it is made unless the writing or other communication which appoints such proxy specifies the date on which it is to expire or the length of time it is to continue in force. Any shareholder directly or indirectly soliciting proxies from other shareholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the board of directors.

Section 1.12. Inspectors of Election. In advance of any meeting of shareholders, the directors may appoint inspectors of election to act at such meeting or any adjournment thereof; if inspectors are not so appointed, the officer of the Corporation or person acting as chairman of any such meeting may make such appointment. In case any person appointed as inspector fails to appear or act, the vacancy may be filled only by appointment made by the directors in advance of such meeting or, if not so filled, at the meeting by the officer of the Corporation or person acting as chairman of such meeting. No other person or persons may appoint or require the appointment of inspectors of election.

Section 1.13. Organization. At each meeting of the shareholders, the chairman of the board, or in the absence of the chairman of the board, the chief executive officer, or, in the absence of the chief executive officer, the president, or, in the absence of the president, any vice president or, in the absence of the chairman of the board, the chief executive officer, the president and a vice president, a chairman chosen by a majority of the voting shares of the Corporation then outstanding, present in person, by proxy or by the use of communications equipment, and entitled to vote at such meeting, shall act as chairman of the meeting, and the secretary of the Corporation, or, if the secretary of the Corporation shall not be present, an assistant secretary, or if the secretary and an assistant secretary shall not be present, a person whom the chairman of the meeting shall appoint, shall act as secretary of the meeting.

Section 1.14. Delivery to the Corporation. Whenever this Article One of the Regulations requires one or more persons (including a record or beneficial owner of shares) to deliver a document or information to the Corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation or other document or agreement), such document or information shall be in writing exclusively (and not in an electronic transmission) and shall be delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested, and the Corporation shall not be required to accept delivery of any document not in such written form or so delivered.

ARTICLE TWO

DIRECTORS

Section 2.01. Authority and Qualifications. Except where the law, the Articles or the Regulations otherwise provide, all authority of the Corporation shall be vested in and exercised by its directors. Directors need not be shareholders of the Corporation.

Section 2.02. Number of Directors and Term of Office.

(A) The number of directors of the Corporation may be determined at a meeting of the shareholders called for the purpose of electing directors at which a quorum is present, by the affirmative vote of the holders of shares entitling them to exercise not less than 75% of the voting power of the Corporation on such proposal; or by resolution adopted by the affirmative vote of a majority of the Whole Board of Directors. As used in the Regulations, the term “Whole Board of Directors” shall mean the total number of directors which the Corporation would have if there were no vacancies. Notwithstanding the foregoing, the number of directors shall in no event be fewer than three or more than eighteen.

(B) The board of directors shall be divided into three classes as nearly equal in number as the then fixed number of directors permits, with the term of office of one class expiring each year. The election of each class of directors shall be a separate election. At the first annual meeting of shareholders, directors of one class shall be elected to hold office for a term expiring at the 2024 annual meeting of shareholders, directors of another class shall be elected to hold office for a term expiring at the 2025 annual meeting of shareholders and directors of another class shall be elected to hold office for a term expiring at the 2026 annual meeting of shareholders. At the 2024 annual meeting of shareholders and each succeeding annual meeting of shareholders, successors to the class of directors whose term then expires shall be elected to hold office for a three-year term. A director shall hold office until the annual meeting of shareholders for the year in which such director’s term expires and until such director’s successor is duly elected and qualified, or until such director’s earlier resignation, removal from office or death. In the event of any increase in the number of directors of the Corporation, the additional directors shall be similarly classified in such a manner that each class of directors shall be as equal in number as possible. In the event of any decrease in the number of directors of the Corporation, such decrease shall be effected in such a manner that each class of directors shall be as equal in number as possible.

(C) The directors may fix or change the number of directors and may fill any director’s office that is created by an increase in the number of directors.

(D) No reduction in the number of directors shall of itself have the effect of shortening the term of any incumbent director.

Section 2.03. Resignation. Any director of the Corporation may resign at any time by giving written notice to the chairman of the board, the chief executive officer, the president or the secretary of the Corporation. Such resignation shall take effect at the time specified therein (or, if no time is specified therein, upon such director’s giving written notice of his or her resignation in accordance with the preceding sentence), and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 2.04. Removal. A director or directors may be removed from office only in accordance with the provisions of the Articles. In case of any such removal, a new director may be elected at the same meeting for the unexpired term of each director removed. Failure to elect a director to fill the unexpired term of any director removed shall be deemed to create a vacancy in the board of directors.

Section 2.05. Vacancies. The remaining directors, though less than a majority of the Whole Board of Directors, may, by the vote of a majority of the remaining directors, fill any vacancy in the board of directors for the unexpired term of any director vacating the board of directors for any reason. A vacancy in the board of directors exists within the meaning of this Section 2.05 in case the shareholders increase the authorized number of directors but fail at the meeting at which such increase is authorized, or an adjournment thereof, to elect the additional directors provided for, or in case the shareholders fail at any time to elect the whole authorized number of directors.

Section 2.06. Meetings. Regular meetings of the board of directors may be held at such intervals and at such time and place as shall from time to time be determined by the board of directors. After such determination and notice thereof has been once given to each person then a member of the board of directors, regular meetings may be held at such intervals and time and place without further notice being given. The directors shall hold such special meetings as may from time to time be called, and such special meetings of directors may be called only by the chairman of the board, the chief executive officer, the president or a majority of directors then in office. All meetings of directors shall be held at the principal office of the Corporation in the State of Ohio or at such other place within or without the State of Ohio, as the directors may from time to time determine by a resolution. Meetings of the directors may be held through any communications equipment if all persons participating can hear each other and participation in a meeting pursuant to this provision shall constitute presence at such meeting.

Section 2.07. Notice of Meetings. Notice of the time and place, if any, of each meeting of directors for which such notice is required by law, the Articles, the Regulations or the By-Laws (as described in Section 2.12) shall be given to each of the directors by at least one of the following methods:

(A) In a writing mailed not less than three days before such meeting and addressed to the residence or usual place of business of a director, as such address appears on the records of the Corporation; or

(B) By telegraph, cable, radio, wireless, facsimile transmission, overnight delivery or a writing sent or delivered to the residence or usual place of business of a director as the same appears on the records of the Corporation, not later than the day before the date on which such meeting is to be held; or

(C) Personally, by electronic mail, by telephone or by any other means of communication authorized by the director not later than the day before the date on which such meeting is to be held.

Notice given to a director by any one of the methods specified in the Regulations shall be sufficient, and the method of giving notice to all directors need not be uniform. Notice of any meeting of directors may be given only by the chairman of the board, the chief executive officer, the president or the secretary of the Corporation. Any such notice need not specify the purpose or purposes of the meeting. Notice of adjournment of a meeting of directors need not be given if the time and place to which it is adjourned are fixed and announced at such meeting.

Section 2.08. Waiver of Notice. Notice of any meeting of directors may be waived in writing, either before or after the holding of such meeting, by any director, which writing shall be filed with or entered upon the records of the meeting. The attendance of any director at any meeting of directors without protesting, prior to or at the commencement of the meeting, the lack of proper notice, shall be deemed to be a waiver by such director of notice of such meeting.

Section 2.09. Quorum. A majority of the directors then in office shall be necessary to constitute a quorum for a meeting of directors. The act of a majority of the directors present at a meeting at which a quorum is present is the act of the board of directors, except as otherwise provided by law, the Articles or the Regulations. At all meetings of the board of directors, each director shall have one vote.

Section 2.10. Executive Committee; Other Committees. The directors may create an executive committee or any other committee of directors, to consist of not less than three directors, and may authorize the delegation to such executive committee or other committees of any of the authority of the directors, however conferred, other than that of filling vacancies among the directors or in the executive committee or in any other committee of the directors and other than the authority to adopt, amend or repeal the Regulations. The directors may designate one or more directors as alternate members of an executive committee or any other committee of directors, who may replace any absent or disqualified member at any meeting of the committee.

Such executive committee or any other committee of directors shall serve at the pleasure of the directors, shall act only in the intervals between meetings of the directors, and shall be subject to the control and direction of the directors. Such executive committee or other committee of directors may act by a majority of its members at a meeting or by a writing or writings signed by all of its members.

Any act or authorization of any act by the executive committee or any other committee within the authority delegated to it shall be as effective for all purposes as the act or authorization of the directors. No notice of a meeting of the executive committee or of any other committee of directors shall be required. A meeting of the executive committee or of any other committee of directors may be called only by the chairman of the board, the chief executive officer, the president or by a member of such executive or other committee of directors. Meetings of the executive committee or of any other committee of directors may be held through any communications equipment if all persons participating can hear each other and participation in such a meeting shall constitute presence thereat.

Section 2.11. Compensation. Directors shall be entitled to receive as compensation for services rendered and expenses incurred as directors, such amounts as the directors, by the affirmative vote of a majority of those directors in office, may determine.

Section 2.12. By-Laws. The directors may adopt, and amend from time to time, By-Laws for the directors’ government, which By-Laws shall not be inconsistent with the law, the Articles or the Regulations.

Section 2.13. Action by Directors Without a Meeting. Anything contained in the Regulations to the contrary notwithstanding, any action which may be authorized or taken at a meeting of the directors or of a committee of the directors, as the case may be, may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, all the directors, or all the members of such committee of the directors, respectively, which writings shall be filed with or entered upon the records of the Corporation.

ARTICLE THREE

OFFICERS

Section 3.01. Officers. The officers of the Corporation to be elected by the directors shall be a chairman of the board (who shall be a director), a chief executive officer, a president, a secretary, a treasurer and, if desired, one or more vice presidents and such other officers and assistant officers as the directors may from time to time elect. Officers need not be shareholders of the Corporation, and may be paid such compensation as the board of directors may determine. Any two or more offices (other than the offices of chief executive officer and president, on one hand, and vice president, on the other hand) may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, the Articles, the Regulations or the By-Laws to be executed, acknowledged or verified by two or more officers.

Section 3.02. Tenure of Office. The officers of the Corporation shall hold office at the pleasure of the directors. Any officer of the Corporation may be removed, either with or without cause, at any time, by the affirmative vote of a majority of all the directors then in office; such removal, however, shall be without prejudice to the contract rights, if any, of the person so removed.

Section 3.03. Duties of the Chairman of the Board. The chairman of the board shall preside at all meetings of the shareholders and of the board of directors. Except where by law the signature of the president is required, the chairman of the board shall possess the same power as the president to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the board of directors. The chairman of the board shall also perform such duties and may exercise such other powers as from time to time may be assigned to the chairman of the board by the Regulations or by the board of directors.

Section 3.04. Duties of the Chief Executive Officer. The chief executive officer shall, subject to the control of the directors and the chairman of the board, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the board of directors are carried in to effect. Except where by law the signature of the president is required, the chief executive officer shall possess the same power as the president to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the board of directors. In the absence or disability of the chairman of the board, the chief executive officer shall preside at all meetings of the shareholders and the board of directors. During the absence or disability of the chief executive officer, the president (or, during the simultaneous absence or disability of the president, the chairman of the board) shall exercise all the powers and discharge all the duties of the chief executive officer. The chief executive officer shall also perform such duties and may exercise such other powers as from time to time may be assigned to the chief executive officer by the Regulations or by the board of directors.

Section 3.05. Duties of the President. The president shall, subject to the control of the board of directors, the chairman of the board and the chief executive officer, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the board of directors are carried in to effect. The president shall execute all bonds, mortgages, contracts and other instruments of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by the Regulations, the board of directors, the chairman of the board, the chief executive officer or the president. In the absence or disability of the chairman of the board and the chief executive officer, the president shall preside at all meetings of the shareholders and the board of directors. If there be no chairman of the board and no chief executive officer, the president shall be the chief executive officer of the Corporation. During the absence or disability of the president, the chief executive officer (or, during the simultaneous absence or disability of the chief executive officer, the chairman of the board) shall exercise all the powers and discharge all the duties of the president. The president shall also perform such other duties and may exercise such other powers as from time to time may be assigned to the president by the Regulations or by the board of directors.

Section 3.06. Duties of the Vice Presidents. The vice presidents, if there shall be any, shall perform such duties as are conferred upon them by the Regulations or as may from time to time be assigned to them by the board of directors, the chairman of the board, the chief executive officer or the president. At the request of the chairman of the board, in the absence or disability of the chief executive officer and/or the president, the vice president designated by the board of directors shall perform all the duties of the chief executive officer and/or the president, and when so acting, shall have all the powers of the chief executive officer and/or the president, as applicable. The authority of the vice president to sign in the name of the Corporation all certificates for shares and authorize deeds, mortgages, leases, bonds, contracts, notes and other instruments, shall be coordinated with like authority of the president.

Section 3.07. Duties of the Secretary. It shall be the duty of the secretary, or of an assistant secretary, if any, in case of the absence or inability to act of the secretary, to keep minutes of all the proceedings of the shareholders and the directors and to make a proper record of the same; to perform such other duties as may be required by law, the Articles or the Regulations; to perform such other and further duties as may from time to time be assigned to the secretary by the directors; and to deliver all books, paper and property of the Corporation in possession of the secretary to the secretary’s successor, or to the chairman of the board, the chief executive officer or the president.

Section 3.08. Duties of the Treasurer. The treasurer, or an assistant treasurer, if any, in case of the absence or inability to act of the treasurer, shall receive and safely keep in charge all money, bills, notes, choses in action, securities and similar property belonging to the Corporation, and shall do with or disburse the same as directed by the chairman of the board, the chief executive officer, the president or the directors; shall keep an accurate account of the finances and business of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, stated capital and shares, together with such other accounts as may be required and hold the same open for inspection and examination by the directors; shall give bond in such sum with such security as the directors may require for the faithful performance of the treasurer’s duties; shall, upon the expiration of the treasurer’s term of office, deliver all money and other property of the Corporation in the treasurer’s possession or custody to the treasurer’s successor or to the chairman of the board, the chief executive officer or the president; and shall perform such other duties as from time to time may be assigned to the treasurer by the directors.

ARTICLE FOUR

SHARES

Section 4.01. No Share Certificates. All of the shares of the Corporation shall be uncertificated shares. Within a reasonable time after the issuance or transfer of uncertificated shares of the Corporation, the Corporation shall send to the registered owner of such shares a written notice containing the information required to be set forth or stated on certificates pursuant to applicable law.

Section 4.02. Transfers. Where a shareholder requests of the Corporation or the Corporation’s proper agents to register a transfer of shares, the transfer shall be registered as requested if:

(A) An appropriate person signs on a document authorizing an assignment or transfer of shares, or signs a power to assign or transfer such shares; and

(B) Reasonable assurance is given that the endorsement of each appropriate person is genuine and effective; the Corporation or its agents may refuse to register a transfer of shares unless the signature of each appropriate person is guaranteed by an “eligible guarantor institution” as defined in Rule 17Ad-15 under the Exchange Act; and

(C) All applicable laws relating to the collection of transfer or other taxes have been complied with; and

(D) The Corporation or its agents are not otherwise required or permitted to refuse to register such transfer.

Section 4.03. Transfer Agents and Registrars. The directors may appoint one or more agents to transfer or to register shares of the Corporation, or both.

ARTICLE FIVE

INDEMNIFICATION AND INSURANCE

Section 5.01. Indemnification. The Corporation shall indemnify any officer or director of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action threatened or instituted by or in the right of the Corporation), by reason of the fact that he or she is or was a director, officer, employee, agent or volunteer of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, member, manager, agent or volunteer of another corporation (domestic or foreign, nonprofit or for profit), limited liability company, partnership, joint venture, trust or other enterprise, against expenses (including, without limitation, attorneys’ fees, filing fees, court reporters’ fees and transcript costs), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if his or her act or omission giving rise to any claim for indemnification under this Section 5.01 was not occasioned by his or her intent to cause injury to the Corporation or by his or her reckless disregard for the best interests of the Corporation, and in respect of any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. It shall be presumed that no act or omission of a person claiming indemnification under this Section 5.01 that gives rise to such claim was occasioned by an intent to cause injury to the Corporation or by a reckless disregard for the best interests of the Corporation and, in respect of any criminal matter, that such person had no reasonable cause to believe his or her conduct was unlawful; the presumption recited in this Section 5.01 can be rebutted only by clear and convincing evidence, and the termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, rebut such presumption.

Section 5.02. Court-Approved Indemnification. Anything contained in the Regulations or elsewhere to the contrary notwithstanding:

(A) the Corporation shall not indemnify any officer or director of the Corporation who was a party to any completed action or suit instituted by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee, agent or volunteer of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, member, manager, agent or volunteer of another corporation (domestic or foreign, nonprofit or for profit), limited liability company, partnership, joint venture, trust or other enterprise, in respect of any claim, issue or matter asserted in such action or suit as to which he or she shall have been adjudged to be liable for an act or omission occasioned by his or her deliberate intent to cause injury to the Corporation or by his or her reckless disregard for the best interests of the Corporation, unless and only to the extent that the Court of Common Pleas of Franklin County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances of the case, he or she is fairly and reasonably entitled to such indemnity as such Court of Common Pleas or such other court shall deem proper; and

(B) the Corporation shall promptly make any such unpaid indemnification as is determined by a court to be proper as contemplated by this Section 5.02.

Section 5.03. Indemnification for Expenses. Anything contained in the Regulations or elsewhere to the contrary notwithstanding, to the extent that an officer or director of the

Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.01, or in defense of any claim, issue or matter therein, he or she shall be promptly indemnified by the Corporation against expenses (including, without limitation, attorneys’ fees, filing fees, court reporters’ fees and transcript costs) actually and reasonably incurred by him or her in connection therewith.

Section 5.04. Determination Required. Any indemnification required under Section 5.01 and not precluded under Section 5.02 shall be made by the Corporation only upon a determination that such indemnification is proper in the circumstances because the officer or director has met the applicable standard of conduct set forth in Section 5.01. Such determination may be made only (A) by a majority vote of a quorum consisting of directors of the Corporation who were not and are not parties to, or threatened with, any such action, suit or proceeding, or (B) if such a quorum is not obtainable or if a majority of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the Corporation, or any person to be indemnified, within the past five years, or (C) by the shareholders, or (D) by the Court of Common Pleas of Franklin County, Ohio or (if the Corporation is a party thereto) the court in which such action, suit or proceeding was brought, if any; any such determination may be made by a court under division (D) of this Section 5.04 at any time (including, without limitation, any time before, during or after the time when any such determination may be requested of, be under consideration by or have been denied or disregarded by the disinterested directors under division (A) or by independent legal counsel under division (B) or by the shareholders under division (C) of this Section 5.04); and no failure for any reason to make any such determination, and no decision for any reason to deny any such determination, by the disinterested directors under division (A) or by independent legal counsel under division (B) or by the shareholders under division (C) of this Section 5.04 shall be evidence in rebuttal of the presumption recited in Section 5.01. Any determination made by the disinterested directors under division (A) or by independent legal counsel under division (B) of this Section 5.04 to make indemnification in respect of any claim, issue or matter asserted in an action or suit threatened or brought by or in the right of the Corporation shall be promptly communicated to the person who threatened or brought such action or suit, and within ten days after receipt of such notification, such person shall have the right to petition the Court of Common Pleas of Franklin County, Ohio or the court in which such action or suit was brought, if any, to review the reasonableness of such determination.

Section 5.05. Advances for Expenses. The provisions of Section 1701.13(E)(5)(a) of the Ohio Revised Code do not apply to the Corporation. Expenses (including, without limitation, attorneys’ fees, filing fees, court reporters’ fees and transcript costs) incurred in defending any action, suit or proceeding referred to in Section 5.01 shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding to or on behalf of the officer or director promptly as such expenses are incurred by him or her, but only if such officer or director shall first agree, in writing, to repay all amounts so paid in respect of any claim, issue or other matter asserted in such action, suit or proceeding in defense of which he or she shall not have been successful on the merits or otherwise if it is proved by clear and convincing evidence in a court of competent jurisdiction that, in respect of any such claim, issue or other matter, his or her relevant action or failure to act was occasioned by his or her deliberate intent to cause injury to the Corporation or his or her reckless disregard for the best interests of the Corporation, unless, and only to the extent that, the Court of Common Pleas of Franklin County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such determination, and in view of all of the circumstances, he or she is fairly and reasonably entitled to all or part of such indemnification.

Section 5.06. Article Five Not Exclusive. The indemnification provided by this Article Five shall not be exclusive of, and shall be in addition to, any other rights to which any person seeking indemnification may be entitled under the Articles, the Regulations, any agreement, a vote of disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an officer or director of the Corporation and shall inure to the benefit of the heirs, executors, and administrators of such a person.

Section 5.07. Insurance. The Corporation may purchase and maintain insurance, or furnish similar protection, including but not limited to trust funds, letters of credit, or self-insurance, for or on behalf of any person who is or was a director, officer, employee, agent or volunteer of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, member, manager, agent or volunteer of another corporation (domestic or foreign, nonprofit or for profit), limited liability company, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the obligation or the power to indemnify him or her against such liability under the provisions of this Article Five. Insurance may be purchased from or maintained with a person in which the Corporation has a financial interest.

Section 5.08. Certain Definitions. For purposes of this Article Five, and as an example and not by way of limitation:

(A) A person claiming indemnification under this Article Five shall be deemed to have been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.01, or in defense of any claim, issue or other matter therein, if such action, suit or proceeding shall be terminated as to such person, with or without prejudice, without the entry of a judgment or order against such person, without a conviction of such person, without the imposition of a fine upon such person and without such person’s payment or agreement to pay any amount in settlement thereof (whether or not any such termination is based upon a judicial or other determination of the lack of merit of the claims made against such person or otherwise results in a vindication of such person).

(B) References to an “other enterprise” shall include employee tax benefit plans; references to a “fine” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries.

Section 5.09. Venue. Any action, suit or proceeding to determine a claim for, or for repayment to the Corporation of, indemnification under this Article Five may be maintained by the person claiming such indemnification, or by the Corporation, in the Court of Common Pleas of Franklin County, Ohio. The Corporation and (by claiming or accepting such indemnification) each such person consent to the exercise of jurisdiction over its, his or her person by the Court of Common Pleas of Franklin County, Ohio in any such action, suit or proceeding.

Section 5.10. Amendment or Repeal. The provisions of this Article Five shall constitute a contract between the Corporation, on the one hand, and, on the other hand, each individual who serves or has served as a director or officer of the Corporation (whether before or after the adoption of the Regulations), in consideration of such person’s performance of such services, and pursuant to this Article Five, the Corporation intends to be legally bound to each such current or former director or officer of the Corporation. With respect to current and former directors and officers of the Corporation, the rights conferred under this Article Five are present contractual rights and such rights are fully vested, and shall be deemed to have vested fully, immediately upon adoption of the Regulations. With respect to any directors or officers of the Corporation who commence service following adoption of the Regulations, the rights conferred under this provision shall be present contractual rights and such rights shall fully vest, and be deemed to have vested fully, immediately upon such director or officer commencing service as a director or officer of the Corporation. Any repeal or modification of the foregoing provisions of this Article Five shall not adversely affect any right or protection (i) hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification or (ii) under any agreement providing for indemnification or advancement of expenses to an officer or director of the Corporation in effect prior to the time of such repeal or modification.

ARTICLE SIX

MISCELLANEOUS

Section 6.01. Amendments. The Regulations may only be amended in accordance with the provisions of the Articles. The Regulations were last amended on November 30, 2023.

Section 6.02. Section 1701.831 of the Ohio Revised Code Not Applicable. Section 1701.831 of the Ohio Revised Code does not apply to control share acquisitions of shares of the Corporation.

ARTICLE SEVEN

FORUM SELECTION

Unless the Corporation consents in writing to the selection of an alternative forum, (a) any state court located within the State of Ohio (an “Ohio State Court”) (or in the event that an Ohio State Court does not have jurisdiction, a federal district court located within the State of Ohio) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on behalf of the Corporation, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer or shareholder of the Corporation to the Corporation or to the Corporation’s shareholders, (iii) any action, suit or proceeding arising pursuant to any provision of the Ohio Revised Code or the Articles or the Regulations (as any of the foregoing may be amended and/or restated from time to time) or (iv) any action, suit or proceeding asserting a claim governed by the internal affairs doctrine; and (b) the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause or causes of action arising under the Securities Act of 1933, as amended, including all causes of action asserted against any defendant to such complaint. If any action the subject matter of which is within the scope of clause (a) of the immediately preceding sentence is filed in a court other than the courts in the State of Ohio (a

“Foreign Action”) in the name of any shareholder, such shareholder shall be deemed to have consented to (x) the personal jurisdiction of the state and federal courts in the State of Ohio in connection with any action brought in any such court to enforce the provisions of clause (a) of the immediately preceding sentence and (y) having service of process made upon such shareholder in any such action by service upon such shareholder’s counsel in the Foreign Action as agent for such shareholder.

Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to this Article Seven. This provision is intended to benefit and may be enforced by the Corporation, its officers and directors, the underwriters to any offering giving rise to such complaint, and any other professional or entity whose profession gives authority to a statement made by that person or entity and who has prepared or certified any part of the documents underlying the offering. Notwithstanding the foregoing, the provisions of this Article Seven shall not apply to suits brought to enforce any liability or duty created by the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts of the United States have exclusive jurisdiction.